Exhibit 10.19

COMMERCIAL TERM NOTE

$7,875,000.00	June 3, 2013

FOR VALUE RECEIVED, the undersigned, NRFC CLINTON HOLDINGS, LLC, (herein called “Borrower”), a Delaware limited liability company, having its chief executive offices and principal places of business at NorthStar Realty Finance, 399 Park Avenue, 18th floor, New York, New York 10022, Attn: Ronald J. Lieberman, Esq., Executive Vice President and General Counsel, promises to pay to the order of WEBSTER BANK, NATIONAL ASSOCIATION (hereinafter sometimes referred to as “Holder” or “Bank”), a national association, organized and existing under the laws of the United States of America, its successors and assigns, at its office at 145 Bank Street, Waterbury, Connecticut, or at such other place as the Holder hereof may designate in writing, the principal sum of SEVEN MILLION EIGHT HUNDRED SEVENTY-FIVE THOUSAND and 00/100 ($7,875,000.00) DOLLARS, together with interest thereon as set forth below The Borrower shall also pay all taxes levied or assessed upon said sum against said payee or the Holder of this Note (other than income taxes) and shall pay all costs, expenses and reasonable attorneys' fees (whether or not proceedings are instituted or court appearance is made on behalf of the Holder hereof) incurred (i) in the collection of all or part of this Note, (ii) in connection with any litigation or controversy arising from or connected with this Note or the collateral securing this Note, or (iii) with respect to any act to protect, enforce, amend, modify or release any rights or remedies of the Holder hereof with regard to or against the Borrower, or any endorser and/or guarantor or the collateral securing this Note.

The Borrower shall use the proceeds of the advance made hereunder for commercial purposes, provided that no part of such proceeds will be used, in whole or in part, for the purpose of (i) acquiring any consumer or household goods or (ii) purchasing or carrying any “margin security” as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System or (iii) acquiring substantially all of the stock or assets of any other firm, corporation or entity.

In the event that a payment date falls on a day that is not a Business Day, such payment shall be due on the next Business Day.

The Borrower shall maintain all of its operating accounts at the Bank.

In addition to the foregoing, this Note has been executed subject to the following terms and conditions:

(1)           Repayment.

(a)          Repayment Schedule. The unpaid principal balance of this Note shall be repayable as set forth on Schedule 1 attached hereto, plus accrued interest as set forth in Paragraph 2 below on the unpaid balance, and the final payment to consist of the entire unpaid principal balance plus accrued interest thereon. The first of said payments of principal plus interest is to be made on July 1, 2013, and the remainder of said payments are payable on the first day of each succeeding month, with the final payment in the amount of the then entire unpaid principal balance of this Note to be made on June 1, 2018 (the “Maturity Date”). If not sooner paid, the entire principal balance hereof and all interest hereon shall be due and payable on the Maturity Date. In the event a payment hereunder is due on a Saturday, Sunday or legal holiday, payment shall be due on the succeeding business day. All amounts owing under this Note and interest thereon shall be payable in legal tender of the United States of America. The Bank is authorized, but not required, to charge any payment due hereunder to any account of the Borrower at the Bank.

(b)          Evidence of Debt. The Bank will enter an appropriate notation on its books and records evidencing the interest rate applicable to the outstanding balance hereof, each repayment on account of the principal thereof, and the amount of interest paid. The Borrower agrees that, in the absence of manifest error, the books and records of the Bank shall constitute prima facie evidence of the amount owing to the Bank pursuant to this Note.

(2)           Interest.

(a)          Interest Rates, Payment of Interest. So long as no Event of Default has occurred, each advance hereunder shall bear interest at a rate per annum equal to the LIBOR Rate (as hereinafter defined) plus two hundred seventy-five (275) basis points for an Interest Period of one (1) month (herein a “LIBOR Advance. Interest shall be calculated on the basis of a 360 day year and actual days elapsed and shall be payable monthly in arrears beginning on the first (1st) day of the month following the execution of this Note and continuing thereafter on the first day of each succeeding month, and on the last day of the Interest Period applicable thereto, until the principal balance shall be paid in full. The Bank is authorized, but not required, to charge any payment due hereunder to any account of the Borrower at the Bank.

(b)          Interest Periods. Each Interest Period of a LIBOR Advance shall commence on the first day of each month and shall end on the last day of such month as the Borrower may select so long as no Event of Default has occurred provided that:

(i)          all payment dates herein shall be subject to and adjusted in accordance with the “Following Business Day Convention”. The Following Business Day Convention shall mean the convention for adjusting any relevant date if it would otherwise fall on a day that is not a Business Day and provides that, in such event, such date shall be adjusted to the first following day that is a Business Day, except that if such following day shall be a day in the following month, such date shall be adjusted to the immediately preceding Business Day; and

(ii)         any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end, shall (subject to clause (i) above) end on the last day of such calendar month; and

(iii)        any interest period which would end after the Maturity Date shall end on the Maturity Date.

(3)           Additional Charges.

(a)          Additional Payments. If the Bank shall deem applicable to this Note, any requirement of any law of the United States of America, any regulation, order, interpretation, ruling, official directive or guideline (whether or not having the force of law) of the Board of Governors of the Federal Reserve System, the Comptroller of the Currency, the Federal Deposit Insurance Corporation or any other board or governmental or administrative agency of the United States of America which shall impose, increase, modify or make applicable thereto or cause to be included in, any reserve, special deposit, calculation used in the computation of regulatory capital standards, assessment or other requirement which imposes on the Bank any cost that is attributable to the maintenance hereof, then, and in each such event, the Bank shall notify the Borrower thereof and the Borrower shall pay the Bank, within thirty (30) days of receipt of such notice, such amount as will compensate the Bank for any such cost, which determination may be based upon the Bank's reasonable allocation of the aggregate of such costs resulting from such events. In the event any such cost is a continuing cost, a fee payable to the Bank may be imposed upon the Borrower periodically for so long as any such cost is deemed applicable to the Bank, in an amount reasonably determined by the Bank to be necessary to compensate the Bank for any such cost. The determination by any Bank of the existence and amount of any such cost shall, in the absence of manifest error, be conclusive.

(b)          Indemnity. Borrower shall have the right to prepay this Note, in whole or in part, at the end of any Interest Period, without penalty of any kind. Borrower shall have the right to prepay this Note, in whole or in part, at any other time upon payment to the Bank of a yield maintenance fee (the “Yield Maintenance Fee”) equal to any “Net Loss” that the Bank sustains or incurs as a result of such prepayment. As used herein, the term “Net Loss” means the present value of the interest charged by the Bank at the contract rate on the principal amount of this Note being prepaid from the date of such prepayment until the end of the next applicable Interest Period, less the present value of the interest (at the “Reinvestment Rate”, as defined below on the principal amount then prepaid for the period of time from the date of prepayment until the end of the next applicable Interest Period. The “Reinvestment Rate” means the rate available to the Bank for the investment in U.S. Treasury obligations of the principal amount prepaid with maturities closest to, or coterminus with, the end of the next applicable Interest Period.

(c)          Application of Payments. Any such prepayment shall be credited first to fees and expenses then due and then to interest due to the date of prepayment and lastly to installments due hereunder in the inverse order of their maturity and shall not affect the obligation to pay the regular installments required hereunder.

(d)          Late Charge. The Borrower shall pay a “late charge” equal to five (5%) percent of any installment of principal or interest, or of any other amount due to the Bank which is not paid within ten (10) days of the due date thereof or, in the case of the final installment due hereunder, thirty (30) days after the Maturity Date, to defray the extra expense involved in handling such delinquent payment. The minimum late charge shall be Fifty ($50.00) Dollars.

(e)          Default Rate. Notwithstanding any provision contained in this Note to the contrary, from the date of the occurrence of any Event of Default under this Note, whether before or after judgment has been rendered hereon and until collection in full, or after maturity or demand for payment, interest shall accrue at the variable rate equal to the greater of (i) five (5) percentage points in excess of the Prime Rate or (ii) five (5) percentage points per annum greater than the otherwise applicable LIBOR Rate on the outstanding principal balance of this Note, regardless of whether or not there has been an acceleration of the payment of principal and interest as herein set forth. Such amount shall become an additional part of the unpaid balance.

(f)          Expenses. Borrower further promises to pay to the Bank, as incurred, and as an additional part of the unpaid principal balance, all reasonable costs, expenses and reasonable attorneys' fees incurred (i) in the preparation, protection, modification, collection, defense or enforcement of all or part of this Note or any guaranty hereof, or (ii) in the foreclosure or enforcement of any mortgage or security interest which may now or hereafter secure either the debt hereunder or any guaranty thereof, or (iii) with respect to any action taken to protect, defend, modify or sustain the lien of any such mortgage or security agreement, or (iv) with respect to any litigation or controversy arising from or connected with this Note or any mortgage or security agreement or collateral which may now or hereafter secure this Note, or (v) with respect to any act to protect, defend, modify, enforce or release any of its rights or remedies with regard to, or otherwise effect collection of, any collateral which may now or in the future secure this Note or with regard to or against Borrower or any endorser, guarantor or surety of this Note.

(4)           Basis For Determining Interest Rate Inadequate or Unfair. In the event that the Bank shall have determined that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for determining the LIBOR Rate or Eurodollar deposits in the relevant amount and for the relevant maturity are not available to the Bank in the interbank Eurodollar market, with respect to a proposed LIBOR Advance, the Bank shall give the Borrower notice of such determination within one (1) Business Day. If such notice is given, then the interest rate on any outstanding LIBOR Advances shall be converted to the Prime Rate on the last Business Day of the then current Interest Period. Until such notice has been withdrawn, the Bank shall have no obligation to make LIBOR Advances or maintain outstanding LIBOR Advances and the Borrower shall not have the right to borrow at the LIBOR Rate.

(5)           Definitions.

(a)          “Business Day” shall mean any day on which commercial banks are open for domestic and international business including dealings in Dollar deposits in London, England and New York, New York and Hartford, Connecticut but excluding any date on which such commercial banks are required or permitted by law to close.

(b)          “Interest Period” with respect to any LIBOR Advance shall mean a one (1) month period commencing on the first day of each month and ending on the last day of the applicable month, subject to the provisions of Paragraph 2 (b) hereof,

(c)          “LIBOR Advance” shall have the meaning set forth in paragraph 2 (a) hereof.

(d)          “LIBOR Rate” shall mean the rate quoted by the Bank two (2) Business Days prior to an Interest Period for the offering by the Bank to prime commercial banks in the inter-bank Eurodollar market of dollar deposits for a period equal to the Interest Period and in an amount equal to the requested advance. Such LIBOR Rate shall be increased by the maximum marginal reserve percentage as prescribed by the Board of Governors of the Federal Reserve System for determining the reserve requirement for Webster Bank, National Association for Eurodollar deposits having a maturity equal to the Interest Period. If the LIBOR Rate shall be discontinued or does not reflect the cost of funds of the Holder or for any other reason shall not be available for determining the LIBOR Rate, then Holder shall select a substitute method of determining the LIBOR Rate and shall notify Borrower of such selection, which method shall, in Holder's reasonable estimation, yield a rate of return to Holder substantially equivalent to the rate of return that Holder would have expected to receive if the LIBOR Rate still had been available for that purpose.

(e)          “Prime Rate” shall mean the interest rate announced from day to day by Webster Bank, National Association as its Prime Rate. The Prime Rate is not necessarily the lowest or most favorable lending rate that the Bank charges its customers. Any change in the interest rate under this Note resulting from a change in the Prime Rate shall become effective immediately upon the date on which such change in the Prime Rate shall be adopted by the Holder hereof. If the Prime Rate shall be discontinued or does not reflect the cost of funds of the Holder or for any other reason shall not be available for determining the Prime Rate, then Holder shall select a substitute method of determining the Prime Rate and shall notify Borrower of such selection, which method shall, in Holder's reasonable estimation, yield a rate of return to Holder substantially equivalent to the rate of return that Holder would have expected to receive if the Prime Rate still had been available for that purpose.

(6)           Optional Prepayment.

(a)          The Borrower may prepay any LIBOR Advance in whole or in part from time to time, without premium or penalty but with accrued interest on the principal being prepaid to the date of such repayment only on the last Business Day of the then current Interest Period with respect thereto. In the event that any prepayment of a LIBOR Advance is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto the Borrower shall indemnify the Bank therefor in accordance with paragraph 3 hereof.

(b)          All such prepayments shall be applied first to fees and expenses then due hereunder, then to interest on the unpaid principal balance accrued to the date of prepayment and last to the principal balance then due thereunder in the inverse order of principal installments due and shall not excuse the payment of any regularly scheduled installment.

(7)           Incorporation of Loan Agreement, Guaranty. This Note is governed by and is subject to all of the terms of a Commercial Loan Agreement dated of even date herewith (the “Loan Agreement”) between the Borrower and Webster Bank, National Association which is incorporated herein by reference and sets forth additional obligations of the Borrower and rights, including acceleration rights, of Webster Bank, National Association. This Note is entitled to the benefits of a Guaranty Agreement executed by PEREGRINE WAY OF CT, LLC and any present or future endorser, guarantor or surety of any obligation of the Borrower to the Bank (herein each a “Guarantor” and collectively the “Guarantors”).

(8)           Events of Default. Each of the following shall constitute an “Event of Default” hereunder:

(a)          Failure by Borrower to pay or perform any of its liabilities or obligations to Bank (whether under this Note, the Loan Agreement, or any other note, guaranty, document, instrument or agreement evidencing, securing or governing any obligation of the Borrower under any note or guaranty or otherwise) when due to be paid or performed after giving effect to any applicable grace or cure period set forth in this Note or in any other Related Agreement (as defined in the Loan Agreement); or

(b)          Failure by Borrower to comply with the terms of, or the occurrence of default under, this Note, the Loan Agreement or any Related Agreement, or under any other mortgage, pledge or security agreement or other agreement or document which may now or hereafter govern, evidence or secure this Note or any guaranty of this Note, beyond any applicable grace or cure period, or if any Guarantor shall fail to comply with the terms of his Guaranty Agreement; or

(c)          If there occurs any material uninsured loss of any collateral which may now or hereafter secure this Note or to a material portion of the property or assets of the Borrower;

(d)          If, at any time, the Bank believes in good faith that there is a material change in the condition or affairs (financial or otherwise) of the Borrower or Guarantor that materially impairs the Bank’s security or materially increases its risk.

(e)          The occurrence of any default in the payment of principal or interest on any material obligation for borrowed money beyond any grace period provided with respect thereto, the effect of which default is to cause or permit the holder of such obligation to accelerate such obligation so that it is or may become due and payable immediately or prior to its date of maturity.

(9)           Acceleration. Upon the occurrence of any Event of Default hereunder which has not been cured or waived), all amounts outstanding hereunder, together with accrued interest thereon and charges incurred with respect thereto, shall become immediately due and payable, at the option of the Bank and any obligation of the Bank to advance hereunder shall terminate, all without demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower.

(10)          Set-off. Upon the occurrence of an Event of Default hereunder, the Bank is hereby authorized at any time from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) to set-off and apply any and all deposits (general or special, time or demand, provisional or final), credits, collateral and property at any time held by, in transit to or in the safekeeping, custody or control of, the Bank or any entity under the control of Webster Financial Corporation (and shall include any other obligation at any time owing by the Bank or any entity under the control of Webster Financial Corporation to or for the credit or the account of the Borrower) against any and all of the obligations of the Borrower now or hereafter existing hereunder, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured.

(11)          Rights of Bank. In addition to any rights the Bank may have hereunder or under any other instrument, document or agreement which may now or hereafter evidence, govern or secure this Note, the Bank shall have all the rights of a creditor under the laws of the State of Connecticut and the case law interpreting the same. Nothing contained herein shall be construed as limited or restricting any rights the Bank may have, whether statutory or otherwise, including, without limitation, all rights of set-off as may exist under law.

(13)          Patriot Act Notice. The Bank hereby notifies the Borrower that it is subject to the U.S.A. Patriot Act (Title 111 of PUB. L. 107-56 ) (the “Patriot Act”) and that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and other information that will allow the Bank to identify the Borrowers in accordance with the Patriot Act. The Borrower hereby consents to the Bank’s sharing of such information, and all other information in the possession of the Bank, to the extent required by any law, regulation or guideline applicable to the Bank.

(14)          PREJUDGMENT REMEDY WAIVER. BORROWER HEREBY WAIVES THE RIGHT IT MAY HAVE TO PRIOR NOTICE OF AND A HEARING ON THE RIGHT OF ANY HOLDER OF THIS NOTE TO A PREJUDGMENT REMEDY, WHICH REMEDY ENABLES SAID HOLDER BY WAY OF ATTACHMENT, FOREIGN ATTACHMENT, GARNISHMENT

OR REPLEVIN TO DEPRIVE ANY OF THEM OF, OR AFFECT THE USE, POSSESSION OR ENJOYMENT BY ANY OF THEM OF, ANY OF THEIR PROPERTY AT ANY TIME PRIOR TO JUDGMENT IN ANY LITIGATION INSTITUTED IN CONNECTION WITH THIS NOTE.

(15)          WAIVER OF TRIAL BY JURY. BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST BORROWER IN RESPECT OF THIS NOTE OR ANY GUARANTY OR ENDORSEMENT OF THIS NOTE.

(16)          Waivers. The Borrower hereby waives presentment for payment, protest and notice of dishonor, and hereby agrees to any extension or delay in the time for payment or enforcement, to renewal of this Note and to any substitution or release of any collateral, all without notice and without any affect on its liabilities. Any delay on the part of the Holder hereof in exercising any right hereunder or under any mortgage or security agreement which may secure this Note shall not operate as a waiver. The rights and remedies of the Holder hereof shall be cumulative and not in the alternative, and shall include all rights and remedies granted herein, in any document referred to herein, and under all applicable laws. The provisions of this Note shall bind the heirs, executors, administrators, assigns and successors of Borrower and shall inure to the benefit of Bank, its successors and assigns.

(17)          Acknowledgement of Copy, Authorization. Borrower acknowledges receipt of a copy of this Note. The Bank is hereby authorized, but not required, to charge any amount due under this Note to any account of the Borrower at the Bank.

(18)          Connecticut Law. This Note and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the law of Connecticut.

(19)          Severability. If any provision of this Note is deemed void, invalid or unenforceable under applicable law, such provision is and will be deemed to be totally ineffective to that extent, but the remaining provisions shall be deemed unaffected and shall remain in full force and effect to the fullest extent consistent with applicable law.

(20)          Survival. The obligations of the Borrower under Paragraph 3 shall survive the payment of this Note.

(21)          Usury Savings Clause. No payment of interest or other consideration made or agreed to be made by Borrower pursuant to this Note or any other instrument referring to or securing this Note shall, at any time, be deemed to have been computed at an interest rate in excess of the maximum rate of interest permissible by law, if any. In the event such payments of interest or other consideration provided for in this Note or any other instrument referring to or securing this Note shall result in payment of an effective rate of interest which, for any period of time, is in excess of the limit of the usury law or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party or parties hereto, be applied to the principal balance immediately upon receipt of such monies by Bank with the same force and effect as though Borrower had specifically designated, and Bank had agreed to accept, such extra payments as a principal payment, without premium or penalty. If the principal balance has been fully paid, any such excess amount shall be refunded to Borrower. This provision shall control over every other obligation of Borrower hereunder and under the Loan Documents.

(22)          Exculpation. Notwithstanding anything to the contrary herein, no direct or indirect member, shareholder, partner, principal, affiliate, officer, director agent or representative of the Borrower shall have any personal liability for the repayment of the indebtedness evidenced by this Note and no judgment shall be sought, obtained or enforced against any such person with respect thereto.

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SIGNATURE PAGES TO FOLLOW

IN WITNESS WHEREOF, NRFC CLINTON HOLDINGS, LLC has hereunto set its hand and seal as of this 3rd day of June, 2013.

NRFC CLINTON HOLDINGS, LLC,
A Delaware limited liability company

By:	NORTHSTAR REALTY HEALTHCARE, LLC,
a Delaware limited liability company

	By:	NRFC HEALTHCARE HOLDING
COMPANY, LLC,
a Delaware limited liability company

		By:	NRFC SUB-REIT CORP.,
a Maryland corporation

			By:	/s/ Ronald J. Lieberman
Executive Vice President,
General Counsel and
Secretary
Signature Page to Commercial Term Note